EX-35.1
NS Servicing II, LLC
399 Park Avenue, 18th Floor
New York, New York 10022


ANNUAL OFFICERS' CERTIFICATE

Reference is hereby made to Morgan Stanley Bank of America Merrill Lynch Trust 2013-C8, Commercial Mortgage Pass-Through Certificates, Series 2013-C8 (the "Trust"), issued pursuant to that certain Pooling and Servicing Agreement, dated as of February 1, 2013 (the "Agreement"), by and among Banc of America Merrill Lynch Commercial Mortgage Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A. as servicer (the "Servicer"), NS Servicing II, LLC, as special servicer (the "Special Servicer"), U.S. Bank National Association, as trustee (the "Trustee"), Wells Fargo Bank, National Association, as certificate administrator, certificate registrar and authenticating agent (the "Certificate Administrator") and, in its capacity as Custodian (the "Custodian"), and Situs Holdings, LLC, as trust advisor (the "Trust Advisor"). Capitalized terms used herein not otherwise defined shall have the meanings assigned in the Agreement.

Pursuant to Section 13.9 of this Agreement, we, Debra A. Hess, Chief Financial Officer, Ronald J. Lieberman, Executive Vice President, General Counsel and Secretary and Daniel D. Raffe, Executive Vice President, of NRFC Sub-REIT Corp., sole Member of the Special Servicer, do hereby certify in our capacities as officers of NRFC Sub-REIT Corp. and without personal liability:

1. A review of the activities of the Special Servicer during the period from February 1, 2013 to December 31, 2013 and of its performance under the Agreement during such period has been made under our supervision; and

2. To the best of our knowledge, based on such review, the Special Servicer has fulfilled all of its obligations under this Agreement in all material respects during the period from February 1, 2013 to December 31, 2013.


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IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the
14th day of March 2014.


/s/ Debra A. Hess
Debra A. Hess
Chief Financial Officer
NRFC Sub-REIT Corp., sole Member of Special Servicer


/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary
NRFC Sub-REIT Corp., sole Member of Special Servicer


/s/ Daniel D. Raffe
Daniel D. Raffe
Executive Vice President
NRFC Sub-REIT Corp., sole Member of Special Servicer